                                                                      EXHIBIT 11

                         HBO & COMPANY AND SUBSIDIARIES
               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
           FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                    (000 OMITTED EXCEPT FOR PER SHARE DATA)

                                                                          FOR THE THREE           FOR THE SIX
                                                                           MONTHS ENDED          MONTHS ENDED
                                                                             JUNE 30,              JUNE 30,
                                                                       --------------------  ---------------------
                                                                         1998       1997        1998       1997
                                                                       ---------  ---------  ----------  ---------
Weighted Average Number of Common Shares Outstanding.................    429,951    415,884     427,802    413,535

ADD--Shares of common stock assumed issued upon exercise of stock options using the "treasury stock" method as it applies to the
  computation of diluted earnings per share..........................     11,955     12,891      11,071     13,039
                                                                       ---------  ---------  ----------  ---------
Number of Common and Common Equivalent Shares Outstanding............    441,906    428,775     438,873    426,574
                                                                       ---------  ---------  ----------  ---------
                                                                       ---------  ---------  ----------  ---------
Net Earnings for Basic and Diluted Earnings Per Share................  $  75,615  $  26,112  $  140,474  $  64,488
                                                                       ---------  ---------  ----------  ---------
                                                                       ---------  ---------  ----------  ---------
Earnings Per Share:
  Basic..............................................................  $     .18  $     .06  $      .33  $     .16
                                                                       ---------  ---------  ----------  ---------
                                                                       ---------  ---------  ----------  ---------
  Diluted............................................................  $     .17  $     .06  $      .32  $     .15
                                                                       ---------  ---------  ----------  ---------
                                                                       ---------  ---------  ----------  ---------

    All share and per share amounts have been restated to reflect the 1998 two-for-one stock split effected in the form of a stock dividend.